    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





TO:   Para Mas Internet, Inc.


      As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated July 10, 2000 included in Para Mas Internet, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 2000 and to all references to our Firm included in this Registration Statement

                              /S/ Stefanou & Company, LLP

McLean, Virginia
July 18, 2001